LOCK-UP AGREEMENT


     This Lock-Up Agreement ("Agreement") is made as of December 22, 1995, by and among A. William Huelsman,
Gary Miller, William Nantell, David Coates, David
Kroes, Randy Vanek and Hamid Akhavan (each a
"Shareholder" and collectively, the "Shareholders"), and Analytical Surveys, Inc., a Colorado corporation
(the "Company"). Any transferee of a Shareholder that is a "family member" (as defined below) of such Shareholder, will for all purposes of this Agreement be deemed a Shareholder.

                       Recitals

     A.  The Company, Intelligraphics, Inc.
("Intelligraphics") and A. William Huelsman
("Huelsman") have entered into an Asset Purchase
Agreement dated as of December 22, 1995 (the "Purchase
Agreement") pursuant to which the Company will purchase substantially all of the assets of Intelligraphics in exchange for approximately $3,450,000 in cash, as adjusted, and 230,000 restricted shares of Company common stock (the "Shares"). Certain of the Shares will be distributed to Huelsman in partial satisfaction of certain loans Huelsman has made to Intelligraphics.
The remainder of the Shares will be distributed to key management personnel of Intelligraphics in consideration for their services to Intelligraphics.
Pursuant to an Escrow Agreement dated December 22, 1995 between the Company, Intelligraphics, Huelsman and Bank
One, Colorado, NA, the Company will transfer $250,000 and 70,000 Shares directly into escrow.

     B.  The Shareholders own the Shares as follows:

     Shareholder                Number of Shares

     A. William Huelsman      179,200 shares
     Gary Miller                6,769 shares
     William Nantell           13,537 shares
     David Coates              10,187 shares
     Randy Vanek                6,769 shares
     David Kroes                6,769 shares
     Hamid Akhavan              6,769 shares

     C.  The Shares are subject to a Voting Trust
Agreement dated December 22, 1995, between the
Shareholders, the Company and certain individuals who are members of the board of directors of the Company, as trustee (the "Voting Trust Agreement") which governs the voting rights of the Shares, including without limitation, the provisions of Section 18 of the Voting
Trust Agreement which requires the delivery of the Shares or proceeds from the sale of Shares by Huelsman in certain circumstances to Bank One, Milwaukee, N.A.

     D. The Shareholders and the Company have entered into a Registration Rights Agreement dated December 22,
1995 (the "Registration Rights Agreement" pursuant to which the Shareholders have been granted "piggy-back" registration rights.

     E. The parties desire to limit the transfer of the Shares in the manner set forth in this Agreement.

                       Agreement

     In consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. General Restriction on Transfer. From the date of this Agreement to, and including, December 22, 1999 (the "Term"), except as expressly provided in this Agreement, no Shareholder may transfer any of the Shares or any interest in the Shares. For purposes of this Agreement, "transfer" includes any sale, gift, pledge, or other disposition, by voluntary act of a Shareholder or by operation of law, as a result of which any person acquires or obtains a right to acquire any interest in or rights in respect of the Shares.

     2.  Transfers to Family Members.

          a.  During the Term, any Shareholder may
     transfer any or all of his Shares to a "family member." For purposes of this Agreement, "family member" means such Shareholder's spouse, ancestor, descendant (whether by blood or adoption), spouse of any such descendant, or any trust for the sole benefit of any one or more of such individuals.

          b. Any family member may transfer any or all of his or her Shares to another family member of the Shareholder who owned such Shares as of the date of this Agreement.

          c.  A transfer to a family member is not
     effective until such family member executes a document in the form of Exhibit A to this Agreement by which such family member agrees to be bound by the terms of this Agreement and the Voting Trust Agreement.

     3.  Shareholder Piggyback Registration Rights.
During the period beginning the date of this Agreement and ending December 22, 1997, each Shareholder may transfer his Shares pursuant to the terms of the Registration Rights Agreement.

     4.  Transfers in Connection with Shareholder
Approved Transactions. During the Term, a Shareholder may transfer any or all of his Shares in connection with a transaction approved by a vote of the shareholders of the Company, or if a majority of shareholders of the Company tender their shares to the Company in connection with a tender offer accepted by the Company, the Shareholders may tender their Shares to the Company in connection with such tender offer.

     5.  Offers to Sell.

          a.  From the period beginning December 22,
     1997, through the remainder of the Term (the
     "Permitted Sales Period"), a Shareholder may transfer Shares under the provisions of this
     Section 5.

          b.  If a Shareholder desires to sell Shares
     during the Permitted Sales Period, the Shareholder will first offer such Shares to the Company. The offer will be in writing and will specify the number, class (if applicable) and price of the Shares being offered. The purchase price per share will be the average of the closing bid and asked prices for one share of common stock of the Company, as reported on the National Market System of NASDAQ for the twenty business days preceding the date the offer to sell is made (the "Notice
     Date"). If, on the Notice Date, the Shares are not traded on NASDAQ, the board of directors of the Company will determine a substantially equivalent method for determining the purchase price for the Shares. The Shareholder or Shareholders who make the offer (whether one or more, the "Offering Shareholder") will send the offer to the Company, and the Company will have a period of ten business days after the receipt of the offer from the Offering Shareholder to accept the offer by giving notice of acceptance to the Offering Shareholder (the "Acceptance Period").
     Each acceptance will indicate the number of Shares as to which the offer is accepted (which may be less than or equal to the number of Shares that the Offering Shareholder initially proposes to sell). If the Company does not accept the offer in a timely manner, the Company will be deemed to have rejected the offer. If the Company accepts the offer as to less than all of the Shares that the Company had the right to purchase, the Company will be deemed to have rejected the offer with respect to the balance of such Shares.

          c.  If the Offering Shareholder's offer is
     accepted with respect to any or all of the offered
     Shares, the closing of the sale will occur at the principal offices of the Company, at a time and date specified by the Company, but, in any event, such closing will occur within sixty days after the end of the Acceptance Period. At the closing, the Offering Shareholder will deliver certificates representing the Shares to be sold, free of any lien, claim, encumbrance or restriction, other than restrictions imposed by this Agreement or the Voting Trust Agreement, against payment of the purchase price by the Company by cashier's check or other means acceptable to the Offering
     Shareholder.

          d.  If any of the offered Shares are not
     purchased by the Company as provided above, the Offering Shareholder will be free to sell any or all of the remaining offered Shares to a third party for a period of sixty days, after which period the procedures of this Section 5 must be reinitiated for any sale of Shares by such Offering Shareholder.

          e. The provisions of this Section 5 will not apply to the extent that sales of Shares by a Shareholder (aggregated with all sales of Shares made by all family members of such Shareholder and the Shareholder) are less than 5,000 Shares in any ninety day period. If the foregoing restriction applies, the restriction will apply to the first attempted sale of Shares in excess of 5,000
     Shares.

     6.  Sale Volume Limitations.  During the Permitted
Sales Period, except for sales by a Shareholder to a family member of such Shareholder or a sale by a Shareholder pursuant to the Registration Rights
Agreement, but including any sales of Shares to the Company under Section 5, the number of Shares sold by a Shareholder in any ninety day period may not exceed the greater of the following:

          a. one percent of the shares of common stock of the Company outstanding as shown by the most recent report or statement published by the Company; or

          b.  the average weekly reported volume of
     trading of common stock of the Company on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the Notice Date; or

          c.  the average weekly reported volume of
     trading of common stock of the Company reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, during the four calendar weeks preceding the Notice Date.

All sales within the applicable period by all family members of a Shareholder will be included in the calculation of Shares sold by such Shareholder.

     7. Endorsement on Stock Certificates. All stock certificates representing Shares will bear the following legend:

          "The stock represented by this
     certificate is transferable only in
     compliance with a Lock-Up Agreement dated
     December 22, 1995, which is on file with the Company. Any transferee of the stock represented by this certificate must, as a condition to the effectiveness of the transfer, comply with that Agreement as to such transfer and agree to be bound by that Agreement thereafter."

     8.  Sale of Assets, Redemption or Liquidation.
Nothing contained in this Agreement will limit the Company's ability, in accordance with applicable law, to sell or otherwise dispose of all or substantially all of its assets, to redeem all or any part of the stock held by any Shareholder, or to liquidate, either partially or completely.

     9. Notices. Any notice to the Shareholders or the Company required under this Agreement will be deemed to have been given to the respective party if delivered personally, or upon receipt of such notice mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the Shareholders and to the Company as set forth below:

  To the Shareholders:   A. William Huelsman
                         235 West Broadway, Suite 40
                         Waukesha, WI 53186

                         Gary Miller
                         4865 Cedar Circle
                         Dousman, WI 53186

                         William Nantell
                         523 W23124 Broadway
                         Waukesha, WI 53186

                         David Coates
                         W316 55740 Lakecrest Drive
                         Mukwonago, WI 53149

                         Randy Vanek
                         560 Bolson Drive, #D
                         Oconomowoc, WI 53066

                         David Kroes
                         4182 Raymir Circle
                         Wauwatosa, WI 53222

                         Hamid Akhavan
                         2040 Gallway Road
                         Hartford, WI 53027

  To the Company:        Analytical Surveys, Inc.
                         1935 Jamboree Drive
                         Colorado Springs, Colorado 80921
                         Attn:  Scott Benger

  with a copy to:        Daniel P. Edwards, P.C.
                         Suite 310
                         128 South Tejon
                         Colorado Springs, Colorado 80903

or to such other address as each party may designate by notice in writing to the other parties as provided above.

     10. Dispute Resolution. All disputes arising out of or related to this Agreement, including any claims that all or any part of this Agreement is invalid, illegal, voidable, or void, will be settled by arbitration, pursuant to an Arbitration Agreement between the Company, Intelligraphics, the Shareholders, Joanne Huelsman, James Carpenter, the members of the board of directors of the Company who are voting trustees under the Voting Trust Agreement and Bank One,
Colorado, NA dated December 22, 1995.

     11.  General Provisions.

          (a)  Entire Agreement.  This Agreement
     constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          (b) Benefit. This Agreement will be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

          (c)  Amendment.  This Agreement may be
     amended at any time and from time to time by a written instrument signed by all of the parties to this Agreement.

          (d)  Governing Law.  The laws of the State of
     Colorado will govern this Agreement and the construction of any of its terms.

          (e) Original. This Agreement will be signed in one original, which will be deposited with the Company at its registered office.

          (f)  Photocopies.  A photocopy of this
     Agreement will be delivered to the Company and to each Shareholder.

          (g)  Transfer to Bank One, Milwaukee, N.A.
     The parties to this Agreement acknowledge and agree that Huelsman may transfer his Shares or any interest in the Shares to Bank One, Milwaukee, N.A. (the "Bank") and hereby consent to such transfer upon the Bank's execution of an agreement satisfactory to the parties to this Agreement pursuant to which the Bank agrees to be bound by the terms of this Agreement.

                              SHAREHOLDERS


                              /s/ A. Willliam Huelsman
                              ------------------------
                              A. William Huelsman


                              /s/ Gary Miller
                              ------------------------
                              Gary Miller


                              /s/ Willliam Nantell
                              ------------------------
                              William Nantell


                              /s/ Randy Vanek
                              ------------------------
                              Randy Vanek


                              /s/ David Coates
                              ------------------------
                              David Coates


                              /s/ David Kroes
                              ------------------------
                              David Kroes


                              /s/ Hamid Akhavan
                              ------------------------
                              Hamid Akhavan


                              COMPANY

                              ANALYTICAL SURVEYS, INC.


                              By: /s/ S.V. Corder
                              Title:  President and Chief Executive
                                      Officer

                       EXHIBIT A

          Document To Be Signed By Transferee


     The undersigned, being a transferee of shares of the common stock of Analytical Surveys, Inc. (the
"Company"), hereby agrees to be bound by all of the terms of a Lock-Up Agreement (the "Agreement") dated
December 22, 1995, between the Company and the Shareholders (as defined in the Agreement) and a Voting
Trust Agreement dated December 22, 1995, between the
Company, the Shareholders and certain individuals who are members of the board of directors of the Company, as trustee (the "Voting Trust Agreement"). The undersigned acknowledges that he or she will for all purposes be deemed a "Shareholder" (as defined in the Agreement) and that the Agreement and the Voting Trust
Agreement will apply to all Shares of the Company now owned or hereafter acquired by the undersigned. The undersigned's address and FAX number for purposes of
Section 9 of the Agreement are set forth below:


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